As filed with the Securities and Exchange Commission on May 17, 2007
Registration No. 333-79827

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Continental Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2099724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1600 Smith Street
Houston, Texas 77002
(713) 324-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer L. Vogel, Esq.
Senior Vice President,
General Counsel, Secretary and Chief Compliance Officer
1600 Smith Street
Department HQSEO
Houston, Texas 77002
(713) 324-2950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John K. Hoyns, Esq.
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
(212) 837-6762

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

This post-effective amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

On June 2, 1999, Continental Airlines, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-79827) (the “Registration Statement”), as amended by Amendment No. 1 filed June 15, 1999, which registered $300,000,000 total principal amount of debt securities.

In accordance with the undertaking made by the Registrant in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant files this Post-Effective Amendment No. 2 to the Registration Statement to deregister all securities registered that remain unsold pursuant to the Registration Statement, which is $300,000,000 total principal amount of debt securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Continental Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 16, 2007.

CONTINENTAL AIRLINES, INC.

By:	/s/ JENNIFER L. VOGEL
Name: Jennifer L. Vogel
Title: Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on behalf of the following persons in the capacities indicated, on May 16, 2007.

Signature	Title

*	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director
Lawrence W. Kellner

President and Director
Jeffery A. Smisek

/s/ JEFFREY J. MISNER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Jeffrey J. Misner

/s/ CHRIS KENNY	Vice President and Controller (Principal Accounting Officer)
Chris Kenny

*	Director
Thomas J. Barrack, Jr.

*	Director
Kirbyjon H. Caldwell

*	Director
Douglas H. McCorkindale

Director
Henry L. Meyer III

Director
Oscar Munoz

*	Director
George G. C. Parker

*	Director
Karen Hastie Williams

Director
Ronald B. Woodard

*		Director
Charles A. Yamarone

*By:	/s/ JENNIFER L. VOGEL
Jennifer L. Vogel Attorney in Fact